Destination XL Group, Inc.
FORWARD LOOKING STATEMENTS AND NON- GAAP MEASURES
Forward Looking Statements:
Certain information contained in this presentation, including, but not limited to, sales, cash flows, operating margins and store counts for fiscal 2014, constitute forward-looking statements under the federal securities laws. The discussion of forward-
looking information requires management of the Company to make certain estimates and assumptions regarding the Company's strategic direction and the effect of such plans on the Company's financial results. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. Such risks and uncertainties may include, but are not limited to: the failure to implement the Company's business plan for increased profitability and growth in the Company's retail stores sales and direct-to-consumer business, the failure to achieve improvement in the
Company's competitive position, changes in or miscalculation of fashion trends, extreme or unseasonable weather conditions, economic downturns, a weakness in overall consumer demand, trade and security restrictions and political or financial instability in countries where goods are manufactured, increases in raw material costs from inflation and other factors, the interruption of merchandise flow from the Company's distribution facility, competitive pressures, and the adverse effects of natural disasters, war, acts of terrorism or threats of either, or other armed conflict, on the United States and international economies. These, and other risks and uncertainties, are detailed in the Company's Annual Report on Form 10-K filed with the Securities and Exchange
Commission for the fiscal year ended February 1, 2014 filed on March 17, 2014 and other Company filings with the Securities and Exchange Commission. The Company assumes no duty to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.
Non-GAAP Measures:
EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin are non-GAAP measures. The Company believes that these non-GAAP measures are useful as additional means for investors to evaluate the Company's operating results, when reviewed in conjunction with the Company's GAAP financial statements. Please see Appendix A for additional information concerning these non-GAAP measures and a reconciliation to their respective GAAP measures.

Exhibit 99.1

Destination XL Group, Inc.
SALES MODEL–CMXL vs. DXL
Pre- DXL
Current Annualized
Figures
At Maturity
Store Size (sq. ft.) 3,600 8,100 8,100
Sales/Sq.ft. $174 $147 $220
Total Store count 445 99 230
Store Sales (in millions) $279 $118 $410
10
•DXL provides a high growth model that will drive shareholder value; whereas, the Casual Male XL stores were a low growth business model.
*Average store
Pro-Forma

Destination XL Group, Inc.
21
EBITDA & EBITDA MARGIN
(1)  EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin are non-GAAP measures. The above
Adjusted EBITDA for fiscal 2011 excludes a trademark impairment charge of $23.1 million. For additional information about these non-GAAP measures, including a reconciliation to their respective GAAP measures, see
Appendix A attached to this presentation.
(1)
$25.0
$31.4
$31.2
$29.4
$7.7
2009 2010 2011 2012 2013
($MM)
EBITDA (1) EBITDA as a Percentage of Sales (1)